Exhibit 10.1

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

TIGRENT INC.

as the Assignor

and

LEGACY EDUCATION ALLIANCE, INC.,

as the Assignee

Dated: As of September 8, 2014

BILL OF SALE AND ASSIGNMENT:

TIGRENT INC., a Colorado corporation (the "Assignor"), for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, subject to the terms and provisions of this Bill of Sale, Assignment and Assumption Agreement (this “instrument”) does hereby and with immediate effect grant, assign, sell, convey, transfer and deliver (“Transfer”), unto Legacy Education Alliance, Inc., a Colorado corporation, and its successors and assigns (the "Assignee") all of Assignor's right, title and interest in and to all of its assets, properties and rights of the Assignor of every type, character and description, whether real or personal, tangible or intangible, wherever situated in which the Assignor has any right, title or interest on and as of the date hereof, including without limitation all cash funds of the Assignor and all rights to receive cash funds after the date hereof OTHER THAN the assets and rights that are listed on Schedule I, attached hereto (collectively, the “Excluded Assets”);

TO HAVE AND TO HOLD the same unto the Assignee, its successors and assigns, to and for its use forever. The assets, properties, and rights of the Assignor being Transferred to the Assignee hereunder are hereinafter referred to as the "Transferred Assets."

AND, for the consideration aforesaid, the Assignor hereby constitutes and appoints the Assignee, its successors and assigns, the true and lawful attorney or attorneys of the Assignor, with full power of substitution, in its name and stead or otherwise, to demand and receive from time to time any and all of the Transferred Assets hereby Transferred, and to give receipts and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute in the name of the Assignor or otherwise, but at the expense and for the benefit of the Assignee, its successors and assigns, any and all proceedings at law, in equity or otherwise which the Assignee, its successors and assigns, may deem proper in order to collect, assert, or enforce any claim, right or title of any kind in and to the Transferred Assets hereby Transferred, and to defend or compromise any and all actions, suits, or proceedings in respect of any of the Transferred Assets and to do all such acts and things in relation thereto as the Assignee, its successors or assigns, shall deem desirable; and the Assignor hereby declares that the appointment made and the powers hereby granted are coupled with an interest and are and shall be irrevocable by the Assignor in any manner or for any reason;

AND, for the consideration aforesaid, the Assignor for itself and its successors and assigns has covenanted and by this instrument does covenant with the Assignee, its successors and assigns, that it, the Assignor, and its successors and assigns, will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, transfers, assignments, conveyances, powers of attorney and assurances, for the better assuring, conveying and confirming unto the Assignee, its successors, and assigns, all and singular the entire right, title and interest in the Transferred Assets hereby Transferred as the Assignee, its successors, or assigns or any surviving corporation in a merger in which the Assignor is a constituent corporation, shall reasonably require. Without limiting the foregoing, the Assignor shall as promptly as possible Transfer to the Assignee all cash funds, accounts, instruments or other assets received after the date of this instrument which relate to services rendered or the conduct of business on or prior to the date of this Agreement or are in any way otherwise related to any of the Transferred Assets, and all cash funds shall be transferred or paid to the account or accounts from time to time designated by the Assignee or its successor or assign.

The Assignor agrees to execute, deliver and file such additional instruments and to take such other actions as the Assignee may reasonably request in order to effectuate the purposes hereof.

ASSUMPTION OF LIABILITIES:

The Assignee, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, subject to the terms and provisions of this instrument does hereby and with immediate effect assume and agree to perform and discharge fully and timely, and to pay fully and timely, in each case, subject to all defenses (in law and in equity), right to set off, credits and other discounts of the Assignor on the date of this instrument, the following: any and all obligations, debts, and liabilities of any kind of the Assignor, known or unknown, contingent or otherwise, accrued, accruing or becoming due prior to the date hereof. The obligations, debts, and liabilities being assumed by the Assignee include, without limitation, obligations, debts, and liabilities owed by the Assignor on account of, or pursuant to: promissory notes, settlement agreements, leases, joint venture agreements, customer contracts, supply contracts, trade debt and other payables, insurance policies, permits and licenses of any kind, commitments, arrangements, and contracts of any kind.

OTHER PROVISIONS:

This instrument and the covenants and agreements herein contained shall inure to the benefit of the Assignee, its successors and assigns, and any surviving corporation or other entity in a merger in which the Assignee is a constituent corporation, and shall be binding upon the Assignor, its successors and assigns and any surviving corporation or other entity in a merger in which the Assignor is a constituent corporation. All transfers and assumptions herein shall be deemed with effect on the date first written above.

This instrument and any and all related instruments of transfer or assignment delivered hereunder, if any, shall be governed by and interpreted in accordance with the laws of the State of New York applicable to contracts executed and wholly performed within such State.

This instrument may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one instrument.

IN WITNESS WHEREOF, each of the parties to this instrument has caused this instrument to be duly executed on its behalf by its duly authorized officer as of the date first written above.

THE ASSIGNOR:

TIGRENT INC.

By:	/s/ Charles F. Kuehne
Name: Charles F. Kuehne
Title:Executive Vice President and
Chief Financial Officer

THE ASSIGNEE:

LEGACY EDUCATION ALLIANCE, INC.

By:	/s/ James E. May
Name: James E. May
Title:Chief Financial Officer General Counsel

ACKNOWLEDGMENT
STATE OF FLORIDA COUNTY OF: LEE	ss.:

On 9/10/2014, before me personally came CHARLES F. KUEHNE, to me known, and known to me to be the individual who executed the foregoing instrument.

CONSTANCE M. SCHWARBERG NOTARY PUBLIC STATE OF FLORIDA COmm# EE 190175 Expires 4/28/2016	/s/ Constance M. Schwarberg
Notary Public

[Seal]

ACKNOWLEDGMENT
STATE OF FLORIDA COUNTY OF: LEE	ss.:

On 9/10/2014, before me personally came JAMES E, MAY, to me known, and known to me to be the individual who executed the foregoing instrument.

CONSTANCE M. SCHWARBERG NOTARY PUBLIC STATE OF FLORIDA COmm# EE 190175 Expires 4/28/2016	/s/ Constance M. Schwarberg
Notary Public

[Seal]

Schedule I

Excluded Assets

1.	All shares of Assignee owned by Assignor.
2.	All cash of Assignor.
3.	All assets or rights whereby the transfer and assignment of such asset or right requires the consent, approval or authorization of a third party, until such date that such consent, approval or authorization is obtained; provided, that until such consent, approval or authorization is obtained, the Assignor shall license or otherwise arrange for all rights and benefits of Assignor to such Excluded Asset to be provided to the Assignee and such license or rights in any such other arrangement shall be a Transferred Asset under this instrument.